                                                                    EXHIBIT 23.2



                              [LETTERHEAD OF KPMG]


                          Independent Auditors' Consent


The Board of Directors
Satyam Infoway Limited

We consent to the use of our report dated April 17, 2002, with respect to the consolidated balance sheets of Satyam Infoway Limited as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended March 31, 2002, incorporated herein by reference.


/s/ KPMG


Chennai, India
November 16, 2002